Exhibit 99.1

In Anticipation of Significant Growth in the Demand for the Company’s SSD Solutions in Future Quarters, STEC Signs a Commitment for an Unsecured Revolving Credit Facility

SANTA ANA, Calif., June 30, 2008 (PRIME NEWSWIRE) — STEC, Inc. (Nasdaq: STEC), today announced that it has accepted a loan commitment from Wachovia Bank, National Association (“Wachovia “) for a $35 million senior unsecured revolving credit facility with a term of two years bearing interest at a floating rate equivalent to LIBOR plus 0.70% - 1.20%, depending on the Company’s leverage ratio at each quarter-end. STEC intends to use the proceeds from the credit facility to fund its working capital requirements, including the increasing inventory and accounts receivables of its growing SSD business. The Company believes the new credit facility together with its existing cash-on-hand, which was approximately $74 million at the end of the first quarter of 2008, will provide adequate liquidity to support expected accelerated growth in future quarters.

“This credit facility serves as a flexible backstop for our increasing working capital needs that go hand-in-hand with growing our business,” said Manouch Moshayedi, Chief Executive Officer, “After careful consideration, we determined that this was the most efficient and cost-effective form of capital that we have available to us which is non-dilutive to our shareholders, and we can use as much or as little of it as the need arises.”

The entry into the credit facility is subject to the satisfaction of a number of customary conditions and the negotiation and execution of definitive agreements. The Company expects that it will enter into the credit facility on or prior to July 30, 2008.

About STEC

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “About STEC,” click “Investor Relations” and then “Email Alert.”

The STEC logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1079

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: the Company’s intent to enter into a credit facility, intended use of proceeds from the credit facility, belief that the credit facility together with existing cash-on-hand will provide adequate liquidity to support expected accelerated growth in future quarters, and expected time frame to enter into credit facility. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. There can be no assurance that the Company will enter into the credit facility or will enter into the credit facility on the terms and conditions described herein. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under ``Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; excess inventory held by our customers may reduce future demand for our products; the invalidation or circumvention of our patents and intellectual property; the unexpected cost of prolonged intellectual property litigation; intellectual property litigation diverting the efforts of our technical and management personnel; results of litigation is inherently uncertain; risk that our products could be enjoined by court; any adverse result in litigation could lead to our obligation to pay significant damages and/or obtain a license; unexpected cancellation or rescheduling of orders by our customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our inability to maintain and increase market share; new customer and supplier relationships may not be implemented successfully; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

STEC, Inc.

Media Contact: Elaine Marshall, Press and Media Relations, (949) 466-6303, emarshall@stec-inc.com

Investor and Financial Media Contact: Mitch Gellman, Vice President of Investor Relations, (949) 260-8328, ir@stec-inc.com

Source: STEC, Inc.